EXHIBIT 99.01

Chegg Reports First Quarter 2026 Earnings
Achieved GAAP Net Income for the Quarter

SAN FRANCISCO, Calif., May 6, 2026 /BUSINESS WIRE/ -- Chegg, Inc. (NYSE:CHGG), a global learning company, today reported financial results for the quarter ended March 31, 2026.

“Q1 was a strong quarter. We exceeded expectations for revenue, adjusted EBITDA, free cash flow, and delivered positive net income for the first time in two years,” said Dan Rosensweig, CEO and Executive Chairman of Chegg. “The foundation for future growth is now in place, and we are focused on expanding our skilling business where we continue to expect double-digit revenue growth for full-year 2026 and the market opportunity has never been clearer.”

First Quarter 2026 Highlights

•Total Net Revenues of $63.3 million, a decrease of 48% year-over-year
•Chegg Skilling Revenues of $17.6 million, an increase of 9% year-over-year
•Gross Margin of 60%
•Non-GAAP Gross Margin of 62%
•Net Income was $0.2 million
•Non-GAAP Net Income was $3.5 million
•Adjusted EBITDA was $15.5 million

For more information about non-GAAP gross margin, non-GAAP net income, and adjusted EBITDA, as well as a reconciliation of gross margin to non-GAAP gross margin, net income (loss) to non-GAAP net income (loss), and net income (loss) to adjusted EBITDA, see the sections of this press release titled, “Use of Non-GAAP Measures,” “Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA,” and “Reconciliation of GAAP to Non-GAAP Financial Measures.”

Business Outlook

Second Quarter 2026

•Chegg Skilling Revenues in the range of $17.5 million to $18 million
•Total Net Revenues in the range of $49 million to $50 million
•Gross Margin between 51% and 52%
•Adjusted EBITDA in the range of $5 million to $6 million

For more information about the use of forward-looking non-GAAP measures, a reconciliation of forward-looking net loss to EBITDA and adjusted EBITDA for the second quarter 2026, see the below sections of the press release titled “Use of Non-GAAP Measures,” and “Reconciliation of Forward-Looking Net Loss to EBITDA and Adjusted EBITDA.”

An updated investor presentation and an investor data sheet can be found on Chegg’s Investor Relations website https://investor.chegg.com (such items are not incorporated into any filings Chegg may make with the Securities and Exchange Commission, unless otherwise noted).

Prepared Remarks - Dan Rosensweig, CEO & Executive Chairman Chegg, Inc.

Thank you, Tracey, and thanks everyone for joining Chegg’s first quarter 2026 earnings call. Q1 was a strong quarter. We exceeded our expectations for revenue, profitability, and free cash flow, while significantly reducing our debt, and we continue to optimize our cost base and capital expenditure. These results reflect the deliberate work we have done to rearchitect Chegg - our financials, our corporate structure, our product experience - optimized around AI, and the results are showing. The business is leaner and better positioned for future growth with high margins.

Leveraging artificial intelligence, we provide a differentiated experience as we personalize learning paths, identify where learners are struggling, and trigger targeted interventions from coaches or systems before a learner falls behind. AI also allows us to create and update curriculum fast enough to keep pace with how quickly skills, especially AI skills, are evolving. All of this allows us to deliver better outcomes without increasing costs.

We continue to expect double-digit revenue growth in skilling for the full-year 2026, with acceleration as the year progresses. We are seeing positive traction broadly across skilling, including the addition of new enterprise partners and channel partners and momentum in global category leaders across manufacturing, consulting & professional services and technology. Notably, we recently signed a partnership with Cornerstone, a leading learning and talent management platform. This is expected to open a meaningful enterprise distribution channel for Chegg Skills and connect us with customers at scale.

And, for the first time, we are expanding our skilling platform through accredited offerings. With Woolf, a partnership we announced last quarter, we are launching our first AI master’s program, combining applied learning with recognized credentials.

We take the same AI-first approach in our language learning offering, as we are moving beyond structured lessons toward real-time, in-workflow coaching - helping learners apply skills in the moments that matter most. What differentiates our offering is that AI enables us to surface skills performance data that HR and L&D leaders can act on, shifting the conversation from reporting on learning activity to demonstrating measurable language capability in the workflow. Skilling is a large and growing market, and we believe we are building the most credible, outcomes-driven platform in our space.

In our 2026 Chegg Skills for Business Impact Report, more than two-thirds of graduates surveyed report applying their new skills immediately. 43% say they are working more efficiently, and 41% report improved quality of work. On AI specifically, 75% of graduates report increased confidence, and 43% are actively applying those skills on the job.

The impact extends to employers as well. 80% of the graduates we surveyed report a positive career impact, and 92% remain with their employer six to twelve months after completing their program, with 62% citing employer-sponsored education as a key reason for staying.

Our investments in skilling are funded by the strong free cash flow being generated by Chegg Study, which outperformed our expectations in Q1. While search headwinds continue to impact traffic for Chegg Study, retention remains strong—an indicator that students continue to find real value in our product.

The financial foundation we have built is what makes everything we are building possible, and it reflects the kind of focus and discipline this team has. Six months ago, I returned to Chegg because I saw a company with all of the ingredients to win - a trusted brand, a proven curriculum, outcomes data that demonstrated a real return on investment for our customers, and an expanding global network of enterprise and institutional partners. What we needed was focus and clarity to lean into the opportunities ahead of us. In the last six months, this team removed approximately 40% of our costs, put us on a path to zero debt, increased our free cash flow, and retooled the business to be AI-first, giving us a strong foundation to grow from. As a result, I am confident about the category we are in, the momentum in our skilling business, and the strength of our balance sheet. I feel confident about the opportunity in front of us and our ability to drive value for our shareholders and our customers and I look forward to updating you on the next call.

With that, I’ll turn it over to David.

Prepared Remarks - David Longo, CFO and Corporate Secretary Chegg, Inc.

Thank you, Dan and good afternoon.

Today, I will review our financial performance for the first quarter of 2026, along with the company’s outlook for the second quarter.

Building on the progress outlined on our last earnings call, we delivered a strong first quarter, which exceeded expectations. Our results reflect continued execution on our priorities and increasing momentum in our businesses. Our strategic focus on the large and growing skilling market positions us for long-term, sustainable growth with strong margins, while we leverage AI across the organization to improve efficiency and drive meaningful improvements in profitability and cash generation.

In the quarter, Chegg Skilling generated $17.6 million in revenue, representing 9% growth, as we continued to invest in the business. We also signed exciting new distribution deals, which we expect to contribute in the second half and help drive double-digit Skilling revenue growth for the full year. Academic Services revenue was $45.7 million. We continue to manage this business with a focus on maximizing cash generation, which exceeded our expectations this quarter. While traffic remained under pressure, monthly retention rates were very strong in the quarter, further extending the operational runway of the business.

Turning to expenses, non-GAAP operating expenses were $36.4 million, reflecting a reduction of $44.1 million, or 55% year-over-year. These results reflect our disciplined approach to expense management. We will continue to identify additional opportunities, including enhanced use of AI, to drive further efficiencies. Importantly, these actions are generating cash flow that we can invest in our future growth. Adjusted EBITDA for the quarter was $15.5 million, representing a margin of 24%. We also delivered positive net income in the first quarter, for the first time in two years.

First quarter CapEx was $1 million, down 88% year-over-year. For 2026, we are targeting a 60% reduction in CapEx, with approximately 90% dedicated to our growing Skilling business.

Free cash flow in the quarter was $3.1 million, which includes approximately $12.9 million of severance payments related to prior restructuring actions. We expect an additional $2.1 million of severance payments in the second quarter. Despite these items, we expect to generate meaningful free cash flow in 2026.

Looking at the balance sheet, we ended the quarter with $67.9 million in cash and investments and a net cash position of $34.1 million, providing us flexibility as we execute on our priorities.

Looking ahead to Q2 guidance, we expect:

•Chegg Skilling revenue of $17.5 to $18 million;
•Total revenue between $49 and $50 million;
•Gross margin in the range of 51% to 52%;
•And adjusted EBITDA between $5 and $6 million.

In 2026, our capital allocation priorities remain focused on maximizing free cash flow, strengthening our balance sheet, and fully repaying our convertible debt by September. Additionally, we will continue to evaluate opportunities to deploy capital, including through our remaining securities repurchase authorization, with a disciplined approach aligned to long-term shareholder value.

In closing, we have taken deliberate actions to position the company for long-term success. We are leaner, more efficient, and well-positioned for double-digit growth in our Skilling business and meaningful free cash flow in 2026, putting us on a clear path to sustained growth, profitability, and increased shareholder value.

With that, I will turn the call over to the operator for your questions.

Conference Call and Webcast Information

To access the call, please dial 1-877-407-4018, or outside the U.S. +1-201-689-8471. A live webcast of the call will also be available at https://investor.chegg.com under the Events & Presentations menu. Participants can also access the call using the Call me™ link for instant telephone access to the event, which will be active 15 minutes before the scheduled start time.

An audio replay will be available from 7:30 p.m. Eastern Time on May 6, 2026 until 11:59 p.m. Eastern Time on May 20, 2026 by calling 1-844-512-2921 or outside the U.S. +1-412-317-6671 with Access ID 13760028. An audio archive of the call will also be available at https://investor.chegg.com.

Use of Investor Relations Website for Regulation FD Purposes

Chegg also uses its Investor Relations website, https://www.chegg.com/press, as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor https://www.chegg.com/press, in addition to following press releases, Securities and Exchange Commission filings and public conference calls and webcasts.

About Chegg

Chegg is a learning platform helping businesses bring new skills to their workforce and giving lifelong learners and students the skills and confidence to succeed. Focused on the skilling market, which is $40 billion and growing, Chegg offers innovative tools for workplace readiness, professional upskilling, and language learning. Chegg also continues to offer students artificial intelligence (AI)-driven, personalized support. Chegg remains committed to its mission of improving learning outcomes and career opportunities for millions around the world. Chegg is a publicly held company and trades on the NYSE under the symbol CHGG. For more information, visit www.chegg.com.

Media Contact: press@chegg.com
Investor Contact: Tracey Ford, IR@chegg.com

Use of Non-GAAP Measures

To supplement Chegg’s financial results presented in accordance with generally accepted accounting principles in the United States (GAAP), this press release and the accompanying tables and the related earnings conference call contain non-GAAP financial measures, including adjusted EBITDA, non-GAAP cost of revenues, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP income (loss) from operations, non-GAAP net income (loss), non-GAAP weighted average shares, non-GAAP net income (loss) per share, and free cash flow. For reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section of the accompanying tables titled, “Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA,” “Reconciliation of GAAP to Non-GAAP Financial Measures,” “Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow,” and “Reconciliation of Forward-Looking Net Loss to EBITDA and Adjusted EBITDA.”

The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. Chegg defines (1) adjusted EBITDA as earnings before interest, taxes, depreciation and amortization or EBITDA, adjusted for share-based compensation expense, other income, net, impairment expense, and restructuring (credits) charges; (2) non-GAAP cost of revenues as cost of revenues excluding amortization of intangible assets, share-based compensation expense, and restructuring credits (charges); (3) non-GAAP gross profit as gross profit excluding amortization of intangible assets, share-based compensation expense, and restructuring credits (charges); (4) non-GAAP gross margin is defined as non-GAAP gross profit divided by net revenues, (5) non-GAAP operating expenses as operating expenses excluding share-based compensation expense, restructuring (credits) charges, and impairment expense; (6) non-GAAP income (loss) from operations as loss from operations excluding share-based compensation expense, amortization of intangible assets, restructuring (credits) charges, and impairment expense; (7) non-GAAP net income (loss) as net income (loss) excluding share-based compensation expense, amortization of intangible assets, amortization of debt issuance costs, the income tax effect of non-GAAP adjustments, restructuring (credits) charges, impairment expense, and gain on early extinguishment of debt; (8) non-GAAP weighted average shares outstanding as weighted average shares outstanding adjusted for the effect of shares for stock plan activity and shares related to our convertible senior notes, to the extent such shares are not already included in our weighted average shares outstanding; (9) non-GAAP net income (loss) per share is defined as non-GAAP net income (loss) divided by non-GAAP weighted average shares outstanding; and (10) free cash flow as net cash provided by operating activities adjusted for purchases of property and equipment. To the extent additional significant non-recurring items arise in the future, Chegg may consider whether to exclude such items in calculating the non-GAAP financial measures it uses.

Chegg believes that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding Chegg’s performance by excluding items that may not be indicative of Chegg’s core business, operating results or future outlook. Chegg management uses these non-GAAP financial measures in assessing Chegg’s operating results, as well as when planning, forecasting and analyzing future periods and believes that such measures enhance investors’ overall understanding of our current financial performance. These non-GAAP financial measures also facilitate comparisons of Chegg’s performance to prior periods.

As presented in the “Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA,” “Reconciliation of GAAP to Non-GAAP Financial Measures,” “Reconciliation of Forward-Looking Net Loss to EBITDA and Adjusted EBITDA,” and “Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow,” tables below, each of the non-GAAP financial measures excludes or includes one or more of the following items:

Share-based compensation expense

Share-based compensation expense is a non-cash expense that varies in amount from period to period and is dependent on market forces that are often beyond Chegg's control. As a result, management excludes this item from Chegg's internal operating forecasts and models. Management believes that non-GAAP measures adjusted for share-based compensation expense provide investors with a basis to measure Chegg's core performance against the performance of other companies without the variability created by share-based compensation as a result of the variety of equity awards used by other companies and the varying methodologies and assumptions used.

Amortization of intangible assets

Chegg amortizes intangible assets, including those that contribute to generating revenues, that it acquires in conjunction with acquisitions, which results in non‑cash expenses that may not otherwise have been incurred. Chegg believes excluding the expense associated with intangible assets from non-GAAP measures allows for a more accurate assessment of its ongoing operations and provides investors with a better comparison of period-over-period operating results. No corresponding adjustments have been made related to revenues generated from acquired intangible assets.

Amortization of debt issuance costs

The difference between the effective interest expense and the contractual interest expense are excluded from management's assessment of our operating performance because management believes that these non-cash expenses are not indicative of ongoing operating performance. Chegg believes that the exclusion of the non-cash interest expense provides investors with a better comparison of period-over-period operating results.

Income tax effect of non-GAAP adjustments

We utilize a non-GAAP effective tax rate for evaluating our operating results, which is based on our current mid-term projections. This non-GAAP tax rate could change for various reasons including, but not limited to, significant changes resulting from tax legislation, changes to our corporate structure and other significant events. Chegg believes that the inclusion of the income tax effect of non-GAAP adjustments provides investors with a better comparison of period-over-period operating results.

Restructuring (credits) charges

Restructuring (credits) charges represent expenses incurred in conjunction with a reduction in workforce. Chegg believes that it is appropriate to exclude them from non-GAAP financial measures because they are nonrecurring and the result of an event that is not considered a core-operating activity. Chegg believes that it is appropriate to exclude the restructuring charges from non-GAAP financial measures because it provides investors with a better comparison of period-over-period operating results.

Impairment expense

Impairment expense represents the impairment of property and equipment. Chegg believes that it is appropriate to exclude it from non-GAAP financial measures because it is the result of discrete events that are not considered core-operating activities and are not indicative of our ongoing operating performance. Chegg believes that it is appropriate to exclude the impairment expense from non-GAAP financial measures because it provides investors with a better comparison of period-over-period operating results.

Gain on early extinguishment of debt

The difference between the carrying amount of early extinguished debt and the reacquisition price is excluded from management's assessment of our operating performance because management believes that these non-cash gains are not indicative of ongoing operating performance. Chegg believes that the exclusion of the gain on early extinguishment of debt provides investors with a better comparison of period-over-period operating results.

Effect of shares for stock plan activity

The effect of shares for stock plan activity represents the dilutive impact of outstanding stock options, RSUs, and PSUs, to the extent such shares are not already included in our weighted average shares outstanding.

Effect of shares related to convertible senior notes

The effect of shares related to convertible senior notes represents the dilutive impact of our convertible senior notes, to the extent such shares are not already included in our weighted average shares outstanding.

Free cash flow

Free cash flow represents net cash provided by operating activities adjusted for purchases of property and equipment. Chegg considers free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business after the purchases of property and equipment, which can then be used to, among other things, invest in Chegg's business and make strategic acquisitions. A limitation of the utility of free cash flow as a measure of financial performance is that it does not represent the total increase or decrease in Chegg's cash balance for the period.

Forward-Looking Statements

This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, which include, without limitation, statements regarding our ability to retain customers and generate cash flow from our legacy Study business, that there continues to be a large and growing skilling market, that we will be able to develop product and service offerings that organizations and learners will continue to value, our estimates regarding the growth of our Skilling business and development of new partnerships and distribution channels, our belief in the willingness of businesses to invest in AI readiness and our ability to develop products to meet that need, our ability to manage expenses and maintain profitability, expectations regarding cash flow, repayment of debt, and utilization of our balance sheet, including future repurchases of debt or equity securities under our existing securities repurchase program, our ability to utilize AI tools to enhance and differentiate our product offerings and control costs, all statements about Chegg’s outlook under “Business Outlook”, including our Q2 2026 guidance, including total revenue, Chegg Skilling revenue, gross margin, and adjusted EBITDA, the time it will take to adjust to Chegg's new opportunity and see the benefits in our business results and our ability to transform Chegg's business, as well as those included in the investor presentation referenced above and those included in the “Prepared Remarks” sections above. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “project,” “endeavor,” “will,” “should,” “future,” “transition,” “outlook” and similar expressions, as they relate to Chegg, are intended to identify forward-looking statements. These statements are not guarantees of future performance, and are based on management’s expectations as of the date of this press release and assumptions that are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to differ materially from any future results, performance or achievements. Important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements include the following: the effects of AI technology on Chegg’s business and the economy generally; Chegg’s ability to attract new learners and retain existing learners in light of declining revenue and user traffic; Chegg's ability to innovate and offer new products and services in response to competitive technology and market developments, including AI; Chegg’s ability to diversify its revenue streams with business-to-institution programs and other enterprise offerings; the uncertainty surrounding the evolving educational landscape; Chegg’s ability to build and maintain strong brands and reputation; Chegg’s ability to develop new product and service offerings and their adoption by customers; competition in all aspects of Chegg’s business, including with respect to AI and Chegg's expectation that such competition will increase; challenges related to Chegg’s international operations; Chegg’s ability to maintain its services and systems without interruption, including as a result of technical issues, cybersecurity threats, or cyber-attacks; disruptions of services provided to us by third parties, including web hosting and payment processing services; changes in regulation, in particular those concerning privacy, marketing, and education; risks related to our ability to comply with regulations, obligations and policies related to data privacy; the outcome of any current litigation and investigations, including our litigation against Google and litigation against us; misuse of Chegg’s platform and content; the effectiveness of Chegg’s restructuring activities and disruptions related to them; changes in the education market, including as a result of AI technology; the possibility that the NYSE may delist our common stock; and general economic, political and industry conditions, including inflation, recession and war. All information provided in this release and in the conference call is as of the date hereof, and Chegg undertakes no duty to update this information except as required by law. These and other important risk factors are described more fully in documents filed with the Securities and Exchange Commission, including Chegg's most recent annual report on Form 10-K, subsequent quarterly reports on Form 10-Q and other filings with the Securities and Exchange Commission, which could cause actual results to differ materially from expectations.

CHEGG, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except for number of shares and par value)
(unaudited)

	March 31, 2026	December 31, 2025
Assets
Current assets
Cash and cash equivalents	$33,526	$31,146
Short-term investments	32,388	41,674
Accounts receivable, net of allowance of $167 and $156 at March 31, 2026 and December 31, 2025, respectively	17,795	15,604
Prepaid expenses	12,128	16,331
Other current assets	14,948	16,857
Total current assets	110,785	121,612
Long-term investments	1,984	12,392
Property and equipment, net	105,127	115,168
Intangible assets, net	4,964	6,041
Right of use assets	12,113	13,188
Other assets	9,129	9,613
Total assets	$244,102	$278,014
Liabilities and stockholders' equity
Current liabilities
Accounts payable	$7,081	$3,258
Deferred revenue	28,753	29,675
Accrued liabilities	37,285	54,249
Current portion of convertible senior notes, net	33,822	53,765
Total current liabilities	106,941	140,947
Long-term liabilities
Long-term operating lease liabilities	13,677	15,205
Other long-term liabilities	2,341	2,239
Total long-term liabilities	16,018	17,444
Total liabilities	122,959	158,391
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.001 par value per share, 10,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.001 par value per share: 400,000,000 shares authorized; 111,841,854 and 110,985,562 shares issued and outstanding at March 31, 2026 and December 31, 2025, respectively	112	111
Additional paid-in capital	1,147,586	1,145,371
Accumulated other comprehensive loss	(33,921)	(32,997)
Accumulated deficit	(992,634)	(992,862)
Total stockholders' equity	121,143	119,623
Total liabilities and stockholders' equity	$244,102	$278,014

CHEGG, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended March 31,
	2026	2025
Net revenues	$63,262	$121,387
Cost of revenues(1)	25,374	53,973
Gross profit	37,888	67,414
Operating expenses:
Research and development(1)	9,139	29,428
Sales and marketing(1)	10,606	25,614
General and administrative(1)	19,180	39,374
Impairment expense	—	2,000
Total operating expenses	38,925	96,416
Loss from operations	(1,037)	(29,002)
Interest expense, net and other income, net:
Interest expense, net	(31)	(467)
Other income, net	1,156	12,997
Total interest expense, net and other income, net	1,125	12,530
Income (loss) before benefit from (provision for) income taxes	88	(16,472)
Benefit from (provision for) income taxes	140	(1,012)
Net income (loss)	$228	$(17,484)
Net income (loss) per share
Basic	$—	$(0.17)
Diluted	$—	$(0.17)
Weighted average shares used to compute net income (loss) per share
Basic	111,726	105,159
Diluted	112,130	105,159

(1) Includes share-based compensation expense as follows:
Cost of revenues	$20	$238
Research and development	446	3,212
Sales and marketing	152	1,061
General and administrative	2,093	6,746
Total share-based compensation expense	$2,711	$11,257

CHEGG, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2026	2025
Cash flows from operating activities
Net income (loss)	$228	$(17,484)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Share-based compensation expense	2,711	11,257
Depreciation and amortization expense	13,947	32,094
Deferred tax assets	(95)	15
Operating lease expense, net of accretion	545	1,089
Amortization of debt issuance costs	31	377
Loss from write-offs of property and equipment	49	2,287
Gain on early extinguishment of debt	(523)	(7,360)
Realized gain on sale of investments	(5)	(752)
Other non-cash items	(159)	(28)
Change in assets and liabilities:
Accounts receivable	(2,338)	(4,693)
Prepaid expenses and other current assets	6,018	5,880
Other assets	(268)	518
Accounts payable	3,599	1,535
Deferred revenue	(608)	5,437
Accrued liabilities	(18,186)	(4,894)
Other liabilities	(841)	(752)
Net cash provided by operating activities	4,105	24,526
Cash flows from investing activities
Purchases of property and equipment	(1,042)	(8,665)
Purchases of investments	—	(793)
Maturities of investments	13,477	103,214
Proceeds from sale of investments	5,679	181,158
Net cash provided by investing activities	18,114	274,914
Cash flows from financing activities
Payment of taxes related to the net share settlement of equity awards	(597)	(469)
Repayment of convertible senior notes	(19,450)	(416,492)
Net cash used in financing activities	(20,047)	(416,961)
Effect of exchange rate changes	(418)	218
Net increase (decrease) in cash, cash equivalents and restricted cash	1,754	(117,303)
Cash, cash equivalents and restricted cash, beginning of period	33,411	164,359
Cash, cash equivalents and restricted cash, end of period	$35,165	$47,056

CHEGG, INC.
RECONCILIATION OF NET INCOME (LOSS) TO EBITDA AND ADJUSTED EBITDA
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2026	2025
Net income (loss)	$228	$(17,484)
Depreciation and amortization expense	13,947	32,094
(Benefit from) provision for income taxes	(140)	1,012
Interest expense, net	31	467
EBITDA	14,066	16,089
Share-based compensation expense	2,711	11,257
Other income, net	(1,156)	(12,997)
Restructuring (credits) charges	(165)	2,920
Impairment expense	—	2,000
Adjusted EBITDA	$15,456	$19,269

CHEGG, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in thousands, except percentages and per share amounts)
(unaudited)

	Three Months Ended March 31,
	2026	2025
Cost of revenues	$25,374	$53,973
Amortization of intangible assets	(1,077)	(1,077)
Share-based compensation expense	(20)	(238)
Restructuring credits	26	—
Non-GAAP cost of revenues	$24,303	$52,658

Gross profit	$37,888	$67,414
Amortization of intangible assets	1,077	1,077
Share-based compensation expense	20	238
Restructuring credits	(26)	—
Non-GAAP gross profit	$38,959	$68,729

Gross margin %	60%	56%
Non-GAAP gross margin %	62%	57%

Operating expenses	$38,925	$96,416
Share-based compensation expense	(2,691)	(11,019)
Restructuring credits (charges)	139	(2,920)
Impairment expense	—	(2,000)
Non-GAAP operating expenses	$36,373	$80,477

Loss from operations	$(1,037)	$(29,002)
Share-based compensation expense	2,711	11,257
Restructuring (credits) charges	(165)	2,920
Amortization of intangible assets	1,077	1,077
Impairment expense	—	2,000
Non-GAAP income (loss) from operations	$2,586	$(11,748)

	Three Months Ended March 31,
	2026	2025
Net income (loss)	$228	$(17,484)
Share-based compensation expense	2,711	11,257
Restructuring (credits) charges	(165)	2,920
Amortization of intangible assets	1,077	1,077
Gain on early extinguishment of debt	(523)	(7,360)
Impairment expense	—	2,000
Income tax effect of non-GAAP adjustments	118	528
Amortization of debt issuance costs	31	377
Non-GAAP net income (loss)	$3,477	$(6,685)

Weighted average shares used to compute net income (loss) per share, diluted	112,130	105,159
Effect of shares for stock plan activity	1,329	—
Effect of shares related to convertible senior notes	—	—
Non-GAAP weighted average shares used to compute non-GAAP net income (loss) per share, diluted	113,459	105,159

Net income (loss) per share, diluted	$—	$(0.17)
Adjustments	0.03	0.11
Non-GAAP net income (loss) per share, diluted	$0.03	$(0.06)

CHEGG, INC.
RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2026	2025
Net cash provided by operating activities	$4,105	$24,526
Purchases of property and equipment	(1,042)	(8,665)
Free cash flow	$3,063	$15,861

CHEGG, INC.
RECONCILIATION OF FORWARD-LOOKING NET LOSS TO EBITDA AND ADJUSTED EBITDA
(in thousands)
(unaudited)

Three Months Ending June 30, 2026
Net loss	$(9,300)
Depreciation and amortization expense	13,000
Provision for income taxes	600
EBITDA	4,300
Share-based compensation expense	2,000
Other income, net	(800)
Adjusted EBITDA	$5,500

Adjusted EBITDA guidance for the three months ending June 30, 2026 represent the midpoint of the range of $5 million to $6 million.